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                                                        UNITED STATES
                                             SECURITIES AND EXCHANGE COMMISSION
                                                   WASHINGTON, D.C. 20549

                                                          FORM 8-K

                                                       CURRENT REPORT

                                               Pursuant to Section 13 or 15(d)
                                         of The Securities Exchange Act of 1934




Date of Report (Date of Earliest Event Reported) February 11, 1997





                                                Echo Springs Water Co., Inc.
                                 (Name of Small Business Issuer in its Charter)

   New York                           33-30980             16-1433379
(State or other            (Commission)       (I.R.S. Employer
jurisdiction of            File Number)        Identification No.)
incorporation)



      Building 100A, Hackensack Avenue, Kearny, NJ  07032
        (Address of principal executive offices)   (Zip Code)



Issuer's telephone number, including area code  (201) 465-5151






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Item 5.  Other Events.

In February, 1997, Echo Springs Water Co., Inc. (the "Company") concluded a private placement of 400,000 shares of its common stock, par value $.0001 ("Common Stock") at $1.00 per share, for gross proceeds of $400,000.00, to two investors, each an "accredited investor" within the meaning of Regulation D of the Securities Act of 1933, as amended (the "Act"). The issuance of the shares of Common Stock was exempt from the registration provision of the Act by reason of Section 4(2) thereof.


Item 9.  Sales of Equity Securities Pursuant to Regulation S.

On February 11, 1997, the Company concluded a private placement of 200,000 shares of its Common Stock at $1.00 per share, for gross proceeds of $200,000.00, in an offering conducted pursuant to Rule 903 of Regulation S promulgated under the Act. U.S. Milestone Corporation acted as a distributor within the meaning of Rule 902(c) of Regulation S and was compensated directly by the investor. The issuance of the shares of Common Stock was exempt from the registration provision of the Act by reason of Section 4(2) thereof.




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                                                    SIGNATURES

         Pursuant to the requirements of The Securities Exchange Act of 1934, as amended, Echo Springs Water Co., Inc. has caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Dated: February 26, 1997


                          ECHO SPRINGS WATER CO., INC.


                           By: /s/ Michael S. Rakusin
                               Michael S. Rakusin
                                President




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